Exhibit 10.2

    Amendment No. 6 to Note

This Amendment to Note (“Amendment”), made, delivered, and effective as of May 5, 2010, by and between MANITEX LIFTKING, ULC (“Borrower”) and COMERICA BANK (“Bank”).

WHEREAS, Borrower and Bank are parties to that certain Master Revolving Note in the original principal amount of CDN $3,500,000 dated December 29, 2006, as amended (“Note”); and

WHEREAS, Bank and Borrower desire to amend the Note as set forth below;

NOW, THEREFORE, in consideration of the premises and the mutual promises contained in this Amendment, Borrower and Bank agree as follows:

1.	The non-default interest rate applicable to the Note is now the Canadian Prime Rate plus two and one-half percent (2.50%).

2.	The execution of this Amendment shall not be deemed to be a waiver of any Default or Event of Default.

3.	All the terms used in this Amendment which are defined in the Note shall have the same meaning as used in the Note, unless otherwise defined in this Amendment.

4.	This Amendment is not an agreement to any further or other amendment of the Note.

5.	Borrower expressly acknowledges and agrees that except as expressly amended in this Amendment, the Note, as amended, remains in full force and effect and is ratified, confirmed and restated.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment on the date set forth above.

MANITEX LIFTKING, ULC		COMERICA BANK

By:	/s/ David H. Gransee	By:	/s/ James Q. Goudie
Its:	VP & CFO	Its:	VP & AGM